SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : July 1, 2002

Commission file number: 0-10140

CVB Financial Corp.
Incorporated pursuant to the Laws of California

Internal Revenue Service - Employer Identification No.- 95-3629339

701 North Haven Avenue, Ontario, California 91764
(909) 980-4030

Item 1.	Changes in Control of Registrant

Not Applicable

Item 2.	Acquisition or Disposition of Assets

Not Applicable

Item 3.	Bankruptcy or Receivership

Not Applicable

Item 4.	Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.	Other Events

          On June 28, 2002, Citizens Business Bank completed the acquisition of Western Security Bank, National Association.

          Citizens Business Bank paid approximately $6.23 million in cash to Western Security Bancorp for the stock of Western Security Bank, which was then immediately merged into Citizens Business Bank. At June 28, 2002, Western Security Bank had total assets of $146.1 million, including $95.4 million in total loans, and total deposits of $138.6 million. With the addition of Western Security Bank's branch location, Citizens Business Bank now has 32 business financial centers in California.

          A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1

Item 6.	Resignations of Registrant's Directors

Not Applicable

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

99.1 Press Release announcing the acquisition

Item 8.	Change in Fiscal Year

Not Applicable

Item 9.	Regulation FD Disclosure

Not Applicable

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB Financial Corp.

Date: July 5, 2002	By: /s/ D. Linn Wiley
D. Linn Wiley
President and Chief Executive Officer

Exhibit Index

99.1	Press Release announcing the acquisition